Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

FOR IMMEDIATE RELEASE

Roper Industries Announces Record Second Quarter Results

Sales Increase 23%; Operating Cash Flow Increases to $156 Million; Guidance Raised

Sarasota, Florida, July 25, 2011 ... Roper Industries, Inc.  (NYSE: ROP) reported record financial results for the second quarter ended June 30, 2011.

Net earnings were $106 million and diluted earnings per share were $1.08.  Excluding a foreign currency remeasurement gain on intercompany debt that appears in other income, diluted earnings per share were $1.03 and net earnings were $102 million, a 43% increase over the second quarter of 2010.  Sales increased 23% to an all-time record of $700 million.  Orders for the quarter were a record $708 million.  Gross margin expanded to 53.9% and operating income was $164 million, representing 23.4% of sales.

Operating cash flow was $156 million, an increase of 41% from the prior year.  Free cash flow was $145 million, representing 21% of sales.  During the quarter, EBITDA increased by $54 million to $199 million and EBITDA margin expanded 280 basis points to 28.5% of sales.

“We are pleased to deliver another record quarter, with double-digit sales and orders growth in all four segments,” said Brian Jellison, Roper’s Chairman, President and CEO.  “Operating leverage from the 16% organic sales growth combined with nimble execution throughout our businesses led to widespread margin expansion and record cash flow.  Our book-to-bill ratio exceeded 1.0 for the eighth straight quarter and we enter the second half with a record backlog of $872 million.”

During the quarter, Roper invested C$200 million to acquire Northern Digital, Inc., a leading provider of optical and electromagnetic measurement systems for medical and industrial applications.  Mr. Jellison added, “Northern Digital is an excellent addition to our medical platform with technology and applications to improve patient outcomes while increasing productivity for doctors and hospitals.  We have invested $725 million in acquisitions over the past twelve months and continue to have an exciting pipeline of opportunities."

2011 Outlook and Guidance

As a result of its strong first half performance and outlook for the year, Roper is increasing its operating cash flow guidance for the year to exceed $575 million and is increasing its full year guidance for diluted earnings per share to $4.20 - $4.30 from $3.97 - $4.12.

The Company’s guidance includes the foreign currency remeasurement gain of $0.05 reported in the second quarter, and excludes any future acquisitions.

Table 1:  Sales Growth
Q2 2011
Total Sales Growth	23%
Acquisitions / Divestitures	4%
Foreign Currency	3%
Organic Growth	16%

Table 2:  Net Earnings [millions, except per share data]
Q2 2011
Net Earnings	$106.3
Less: Remeasurement Gain on Intercompany Debt, Net of Tax	(4.7)
Net Earnings, Excluding Remeasurement Gain on Intercompany Debt (A)	$101.6

Diluted Shares (B)	98.4

Earnings Per Diluted Share, Excluding Remeasurement Gain on Intercompany Debt (A) / (B)	$1.03

Table 3:  EBITDA [millions]
	Q2 2011	Q2 2010
Net Earnings	$106.3	$71.3
Less: Remeasurement Gain on Intercompany Debt, Pre-Tax	(6.9)	-
Add: Interest Expense	16.2	16.3
Add: Income Taxes	48.7	30.0
Add: Depreciation	9.6	8.8
Add: Amortization	25.2	19.2
Rounding	-	(0.1)
EBITDA (A)	$199.1	$145.5

Revenue (B)	$699.9	$567.1

EBITDA Margin (A) / (B)	28.5%	25.7%

Table 4:  Free Cash Flow [millions]
Q2 2011
Operating Cash Flow	$155.9
Less: Capital Expenditures	(10.6)
Free Cash Flow	145.4

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, July 25, 2011.  The call can be accessed via webcast or by dialing +1 888-811-5445 (US/Canada) or +1 913-312-0407, using confirmation code 2494055.  Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.roperind.com) prior to the start of the call.  Telephonic replays will be available for up to two weeks by calling +1 (719) 457-0820 and using the access code 2494055.

About Roper Industries

Roper Industries is a diversified growth company and is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper provides engineered products and solutions for global niche markets, including water, energy, transportation, medical, education, and SaaS-based information networks. Additional information about Roper is available on the Company’s website at www.roperind.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth and profit expectations.  Forward looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate our acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	June 30,	December 31,
ASSETS	2011	2010

CURRENT ASSETS:
Cash and cash equivalents	$ 196,027	$ 270,394
Accounts receivable	440,133	403,337
Inventories	211,687	178,559
Deferred taxes	33,339	32,894
Unbilled receivable	72,096	75,620
Other current assets	48,777	37,287
Total current assets	1,002,059	998,091

PROPERTY, PLANT AND EQUIPMENT, NET	107,491	103,487

OTHER ASSETS:
Goodwill	2,884,544	2,727,780
Other intangible assets, net	1,133,059	1,104,513
Deferred taxes	58,222	57,850
Other assets	78,617	77,803
Total other assets	4,154,442	3,967,946

TOTAL ASSETS	$ 5,263,992	$ 5,069,524

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 153,518	$ 137,778
Accrued liabilities	306,346	298,080
Deferred taxes	9,440	10,445
Current portion of long-term debt	72,319	93,342
Total current liabilities	541,623	539,645

NONCURRENT LIABILITIES:
Long-term debt	1,173,694	1,247,703
Deferred taxes	489,153	465,001
Other liabilities	75,968	66,268
Total liabilities	2,280,438	2,318,617

STOCKHOLDERS' EQUITY:
Common stock	981	971
Additional paid-in capital	1,074,166	1,045,286
Retained earnings	1,855,025	1,680,849
Accumulated other comprehensive earnings	73,427	43,978
Treasury stock	(20,045)	(20,177)
Total stockholders' equity	2,983,554	2,750,907

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 5,263,992	$ 5,069,524

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010

Net sales	$ 699,871	$ 567,104	$1,345,180	$1,101,545
Cost of sales	322,808	265,157	618,021	520,033

Gross profit	377,063	301,947	727,159	581,512

Selling, general and administrative expenses	213,093	182,760	421,189	361,609

Income from operations	163,970	119,187	305,970	219,903

Interest expense	16,196	16,293	32,892	32,474
Other income/(expense)	7,243	(1,657)	7,954	(1,210)

Earnings from continuing operations before
income taxes	155,017	101,237	281,032	186,219

Income taxes	48,706	29,956	85,742	55,213

Net Earnings	$ 106,311	$ 71,281	$ 195,290	$ 131,006

Earnings per share:
Basic	$ 1.11	$ 0.76	$ 2.04	$ 1.40
Diluted	$ 1.08	$ 0.74	$ 1.99	$ 1.36

Weighted average common and common
equivalent shares outstanding:
Basic	95,911	94,011	95,644	93,911
Diluted	98,412	96,449	98,282	96,235

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended June 30,				Six months ended June 30,
	2011		2010		2011		2010
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Industrial Technology	$ 183,455		$ 145,490		$ 353,437		$ 280,802
Energy Systems & Controls	145,750		119,387		275,383		225,065
Medical & Scientific Imaging	151,078		128,514		296,365		258,758
RF Technology	219,588		173,713		419,995		336,920
Total	$ 699,871		$ 567,104		$1,345,180		$1,101,545

Gross profit:
Industrial Technology	$ 92,068	50.2%	$ 73,930	50.8%	$ 177,782	50.3%	$ 141,442	50.4%
Energy Systems & Controls	80,412	55.2%	64,803	54.3%	150,558	54.7%	118,294	52.6%
Medical & Scientific Imaging	95,006	62.9%	78,307	60.9%	186,260	62.8%	155,817	60.2%
RF Technology	109,577	49.9%	84,907	48.9%	212,559	50.6%	165,959	49.3%
Total	$ 377,063	53.9%	$ 301,947	53.2%	$ 727,159	54.1%	$ 581,512	52.8%

Operating profit*:
Industrial Technology	$ 51,729	28.2%	$ 38,742	26.6%	$ 97,918	27.7%	$ 70,508	25.1%
Energy Systems & Controls	37,704	25.9%	29,072	24.4%	66,748	24.2%	47,995	21.3%
Medical & Scientific Imaging	35,352	23.4%	27,796	21.6%	70,389	23.8%	57,130	22.1%
RF Technology	52,911	24.1%	34,704	20.0%	97,861	23.3%	66,905	19.9%
Total	$ 177,696	25.4%	$ 130,314	23.0%	$ 332,916	24.7%	$ 242,538	22.0%

Net Orders:
Industrial Technology	$ 189,322		$ 164,685		$ 390,064		$ 318,778
Energy Systems & Controls	151,134		126,960		285,339		242,260
Medical & Scientific Imaging	150,047		135,265		300,312		266,375
RF Technology	217,182		192,419		434,269		359,162
Total	$ 707,685		$ 619,329		$1,409,984		$1,186,575

  *  Operating profit is before unallocated corporate general and administrative expenses.  These expenses were $13,726 and $11,127 for the three months ended June 30, 2011 and 2010, respectively and
       $26,946 and $22,635 for the six months ended June 30, 2011 and 2010, respectively.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Six months ended
	June 30,
	2011	2010

Net earnings	$ 195,290	$ 131,006
Non-cash items:
Depreciation	18,865	18,161
Amortization	50,266	38,289
Stock-based compensation expense	15,808	13,118
Income taxes	2,175	1,910
Changes in assets and liabilities:
Receivables	(22,747)	(5,000)
Inventory	(25,312)	(998)
Accounts payable	10,905	12,856
Accrued liabilities	6,541	2,770
Other, net	(9,274)	(6,757)
Cash provided by operating activities	242,517	205,355

Business acquisitions, net of cash acquired	(204,612)	(14,651)
Capital expenditures	(19,390)	(14,113)
Other, net	(238)	2,153
Cash used by investing activities	(224,240)	(26,611)

Principal debt payments	(23,536)	(3,013)
Revolver borrowings (payments), net	(75,000)	(40,000)
Dividends	(21,002)	(17,793)
Excess tax benefit from share-based payment	3,729	2,862
Proceeds from exercise of stock options	12,914	8,489
Other, net	952	890
Cash used by financing activities	(101,943)	(48,565)

Effect of exchange rate changes on cash	9,299	(7,147)

Net increase (decrease) in cash and equivalents	(74,367)	123,032
Cash and equivalents, beginning of period	270,394	167,708

Cash and equivalents, end of period	$196,027	$290,740